Exhibit 10.2
MakeMusic, Inc.
Executive Incentive Compensation Plan
ARTICLE 1. PURPOSE
1.1 Annual Incentive Compensation. The purpose of the MakeMusic, Inc. Executive Incentive Compensation Plan (the “Plan”) is to provide incentives and rewards to certain key employees of MakeMusic, Inc. (the “Company”) in the form of annual incentive compensation based on the achievement of certain performance objectives, as well as individual performance.
ARTICLE 2. ADMINISTRATION
2.1 Administration and Delegation of Authority. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors, which shall consist of not less than two (2) members of the Board of Directors, each of whom is an “independent director” within the meaning of NASDAQ Rule 4200(a)(15). No member of such Committee shall participate in any decisions concerning the payments to be made to him or her, or other matters relating to his or her benefits hereunder. All actions of the Committee shall be determined by a majority of its members at a meeting at which a quorum is present, or by a majority of all members in writing signed by all members, whether or not voting in favor of such determination. A majority of all of the members shall constitute a quorum.
2.2 Powers. Except as otherwise provided, and subject to the provisions of the Plan, the Committee shall have full power and authority to administer and interpret the Plan, to adopt and revise rules, regulations and guidelines relating to the Plan and, to make all other determinations necessary or advisable for the administration of the Plan. Decisions and determinations by the Committee shall be final and binding on all parties.
ARTICLE 3. PARTICIPATION
3.1 Selection of Participants and Plan Entry. The Committee shall, from time to time, designate those key employees who shall be eligible to participate in the Plan. Such designation shall not be determinative of whether the employee is an “officer” or “executive officer” for purposes of the Securities Exchange Act of 1934, as amended. Any key employee selected to participate in the Plan shall continue to participate until otherwise determined by the Committee. The Committee has discretion to change its selection of participants. The Committee may, in its sole discretion, designate certain key employees as being ineligible to participate in the Plan; provided, however, that the discontinuation of a key employee’s eligibility shall not alter, impair or reduce the value of any annual incentive compensation earned by such key employee without his or her consent. Hereafter, a key employee selected to participate in the Plan shall be referred to as a “Participant.”
ARTICLE 4. INCENTIVE COMPENSATION PAYMENTS
4.1 Performance Objectives. On a date prior to or as soon as practicable after the beginning of each fiscal year (the “Determination Date”), the Committee shall determine performance objectives and the weighted values thereof. The performance objectives shall be any one, or a combination of, (i) total revenue, (ii) net income, (iii) shareholders’ equity, (iv) earnings per share, (v) return on equity, (vi) return on assets, (vii) asset turns, (viii) total shareholder return, (ix) net operating income, (x) cost controls, (xi) cash flow, (xii) increase in revenue, (xiii) increase in share price or earnings, (xiv) return on investment, (xv) department or business unit performance goals, (xvi) increase in market share, (xvii) product-specific revenue, (xviii) operating margins, (xix) financial performance that exceeds the financial performance of the Company’s peers in the industry, and (xx) individual performance goals, in all cases including, if selected by the Committee and in its discretion, threshold, target and maximum performance levels.
4.2 Determination of Annual Incentive Compensation.
4.2.1 Determination of Incentive Compensation Components. On the Determination Date, the Committee shall approve the components of each Participant’s annual incentive compensation. Each Participant’s annual incentive compensation may be comprised of cash, restricted stock, other equity awards, or a combination thereof, subject to the limitations on the maximum values of each component set forth in Sections 4.3 through 4.6 below. The performance objectives, components of annual incentive compensation and the maximum values thereof shall be communicated to each Participant as soon as administratively practicable after the Determination Date. The components of a Participant’s annual incentive compensation and the maximum values thereof may vary from fiscal year to fiscal year, and such components and values also may vary from Participant to Participant.
4.2.2 Certification of Payout.
a. Total Value of Payout. The total value of incentive compensation earned by a Participant shall depend upon the level of achievement of each performance objective, provided that if threshold performance is not achieved for a particular performance objective, the Participant will not receive incentive compensation for that performance objective. After the completion of the fiscal year, and not later than the fifteenth calendar day of the third month following the end of the fiscal year during which the annual incentive compensation was earned, the Committee will determine and certify in writing the degree to which the performance objectives have been achieved and calculate each Participant’s earned incentive compensation. The Committee may, in its discretion, increase or decrease the Participant’s maximum annual incentive compensation.
b. Forfeiture of Earned Amount. If, prior to the last day of the fiscal year, the Participant terminates employment with the Company for a reason other than death or disability and without “Good Reason” (as defined below), or has been terminated by the Company for “Cause” (as defined below), the Participant shall not be entitled to annual incentive compensation for that year, provided that the Committee may award all or a portion of the earned amount in its discretion. If the Participant terminates employment with the Company prior to the last day of the fiscal year due to death or “Disability” (as defined below), the Participant shall be entitled to a prorated annual incentive compensation, based on the number of days in the fiscal year that the Participant was employed, or such other amount as the Committee determines in its discretion.
i. Good Reason. For purposes of this Plan, “Good Reason” means: (i) a material change in the responsibility and status as the employment responsibilities held by Participant; (ii) a reduction of Participant’s annual base salary by more than 10% unless such reduction is part of a general salary reduction for all employees of similar rank to the Participant; (iii) the failure by the Company to obtain an assumption of its obligations under this Plan by any successor to the Company; (iv) the relocation of Participant’s place of employment by more than forty (40) miles from the Participant’s place of employment during the preceding fiscal year. For purposes of the foregoing, Participant shall not be considered to have been assigned employment of lesser responsibility if Participant manages, has control over, or serves in a similar position with a subsidiary, division or operating unit of an acquiring entity that generates revenues of comparable amounts to the revenues generated by the Company before such acquisition. Notwithstanding the foregoing, none of the forgoing events shall be considered “Good Reason” if it occurs in connection with the Participant’s death or disability.
ii. Cause. For purposes of this Plan, “Cause” means: (i) failure of Participant to (x) faithfully, diligently or competently perform the material duties, requirements and responsibilities of his or her employment as assigned by the Company’s Chief Executive Officer of Board of Directors, or (y) take reasonable direction consistent with his or her position from the Company’s Chief Executive Officer or Board of Directors; or (ii) Failure of Participant to comply with the material, reasonable policies, regulations and directives of the Company as in effect from time to time; or (iii) Any act or omission on the part of Participant which constitutes a failure to comply with material provisions of his or her written employment agreement, if any; or (iv) Any act or omission on the part of Participant which is clearly and materially harmful to the reputations or businesses of the Company, including, but not limited to, personal conduct of Participant which is inconsistent with federal and state laws respecting harassment of, or discrimination against, one or more of the Company’s employees; or (v) Conviction of Participant of, or a guilty or nolo contendere plea by Participant with respect to, any crime punishable as a felony.
iii. Disability. For purposes of this Section 4.2.2, “Disability” shall mean a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months and which renders the Participant unable to engage in any substantial gainful activity, and shall be established by the certificate of a medical doctor chosen by or satisfactory to the Committee.

4.3 Cash Incentive.
4.3.1 Amount of Cash Incentive. If a Participant’s annual incentive compensation includes a cash component, the Committee shall set the maximum value of such component (the “Maximum Cash Value”) on the Determination Date, provided that in no event shall a Participant’s Maximum Cash Value exceed 100% of his or her base salary in effect at the end of the fiscal year in which the award is earned. Each Participant’s total earned cash award shall be the sum of his or her earned cash awards for each performance objective. For each performance objective, a Participant’s earned cash award shall be equal to the product of such Participant’s Maximum Cash Value, the percentage of target performance achieved and the performance objective weight. No cash incentive shall be awarded for a particular performance objective if threshold performance for such objective was not met or surpassed.
4.3.2 Limitation. To the extent the Company’s performance exceeds one hundred percent (100%) of target performance for one or more performance objectives, the Committee shall calculate the earned cash award for each such performance objective as though the Company achieved exactly one hundred percent (100%) of the target.
4.3.3 Payment. Any cash portion of a Participant’s annual incentive compensation shall be paid to the Participant (or, in the event of the Participant’s death to the Participant’s estate) in a single lump-sum payment, as soon as administratively practicable after the Committee certifies performance and calculates the award, but not later than the fifteenth calendar day of the third month following the end of the fiscal year during which the incentive compensation was earned.
4.4 Restricted Stock Award.
4.4.1 Maximum Restricted Stock Award. If a Participant’s maximum annual incentive compensation includes a restricted stock component, the Committee shall set the maximum cash value of such component (the “Maximum Restricted Stock Value”) on the Determination Date, provided that in no event shall a Participant’s Maximum Restricted Stock Value exceed 100% of his or her base salary in effect at the end of the fiscal year in which the award is earned. The Committee shall calculate the number of shares of restricted stock that the Participant will be eligible to earn by dividing the Maximum Restricted Stock Value by the three-month average per share closing price of Company common stock from October 1 through December 31 of the fiscal year preceding the year in which the award may be earned (the “Maximum Restricted Stock Award”). Any fractional share amounts shall be rounded up.
4.4.2 Earned Restricted Stock Award. In connection with its determination and certification of the degree to which the performance objectives have been achieved, the Committee shall calculate the portion of the Maximum Restricted Stock Award that each Participant has earned (the “Earned Restricted Stock Award”). Each Participant’s Earned Restricted Stock Award shall be the sum of his or her earned restricted stock awards for each performance objective. For each performance objective, the Committee shall calculate a Participant’s earned restricted stock award by doubling the percentage by which the Company’s performance has exceeded one hundred percent (100%) of the target performance, and multiplying that figure by the Participant’s Maximum Restricted Stock Award and the performance objective weight. Each Participant shall be awarded his or her Earned Restricted Stock Award on the fifteenth calendar day of the third month following the end of the fiscal year during which the incentive compensation was earned.
4.4.3 Risks of Forfeiture. Except as otherwise determined in the Committee’s discretion, each Participant’s Earned Restricted Stock Award shall be subject to forfeiture if the Participant voluntarily terminates employment without “Good Reason” (as defined in this Plan) or has been terminated by the Company for “Cause” (as defined in this Plan). The risks of forfeiture as to twenty-five percent (25%) of each Participant’s Earned Restricted Stock Award shall immediately lapse on the date of the award. The risks of forfeiture as to the remaining seventy-five percent (75%) shall lapse in twenty-five percent (25%) increments on the next three anniversary dates of the award.
4.5 Option Grant. If eighty percent (80%) of target performance is met or surpassed for all performance objectives, the Committee shall have the authority to grant to Participants or such other employees upon recommendation to the Committee by management options to purchase shares of the Company’s common stock. Such awards will be granted in the sole discretion of the Compensation Committee. The per-year aggregate number of shares underlying such option grants may not exceed two and one-half percent (2.5%) of the Company’s outstanding common stock as of the date of the award and shall be subject to the limitations contained in the Company’s 2003 Equity Incentive Plan, or any new or amended version of such plan. The vesting terms and date of grant for any options granted pursuant to this Section shall be at the discretion of the Committee.
4.6 Other Awards. The Committee has discretion to grant Participants such other awards as it deems necessary or desirable. Such other awards may be in addition to or in lieu of cash, restricted stock or option awards, provided that any equity awards are subject to the limitations contained in the Company’s 2003 Equity Incentive Plan, or any amended version of such plan. Such awards shall be available upon achievement of threshold performance for one or more performance objectives.
ARTICLE 5. MISCELLANEOUS PROVISIONS
5.1 Nontransferability. No Participant (or the estate or heirs at law of any Participant) shall have any right to assign, encumber or otherwise anticipate the right to receive payment hereunder, and the value of the Participant’s annual incentive awards under the Plan shall not be subject to garnishment, attachment or any other legal process by the creditors of any Participant (or the estate or heirs at law of any Participant) hereunder.
5.2 Liability of Company. The Company shall have no liability in connection with the Plan except to pay any annual incentive compensation in accordance with the terms of the Plan. The Company has made no representations to any Participant with respect to the tax implications of any transactions contemplated by the Plan. Each Participant shall obtain his or her own counsel to advise the Participant with respect to the tax effect of the Plan.

5.3 Binding Effect. The Plan shall be binding upon the Participants and the Company and their heirs, executors and assigns. The Company shall not be a party to any merger, consolidation or reorganization unless and until its obligations under the Plan shall be expressly assumed by its successor or successors.
5.4 Payment in Case of Incompetency. If, in the judgment of the Committee based upon facts and information readily available to it, any person entitled to receive a payment hereunder is incapable for any reason of personally receiving and giving a valid receipt for the payment of a benefit, the Committee may cause such payment or any part thereof to be made to the duly appointed guardian or legal representative of such person, or to any person or institution contributing to or providing for the care and maintenance of such person, provided that no prior claim for said payment has been made by a duly appointed guardian or legal representative of such person. The Committee shall not be required to see to the proper application of any such payment made in accordance with the provisions hereof, and any such payment shall constitute payment for the account of such person and a full discharge of any liability or obligation of the Company.
5.5 Withholding. The Company shall have the right to deduct from all amounts payable hereunder any state or federal taxes required by law to be withheld with respect to such awards. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.
5.6 Right to Terminate Employment. No employee or other person shall have any claim or right to receive annual incentive awards under or otherwise participate in the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employment of the Company, interfere with the right of the Company to discharge any employee at any time, give the Company the right to require an employee to remain in its employ, or interfere with the employee’s right to terminate employment at any time.
5.7 Compliance with Applicable Laws. The Company and Participants intend that the Plan comply with any applicable provisions of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, with any applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, and with any applicable provisions of the Securities Exchange Act of 1934, as amended. If, at a later date, these provisions are construed in such a way as to make the Plan null and void, the Plan shall be given effect in a manner that shall best carry this intention.
5.8 Notices. Any notice, election or form to be delivered pursuant to the Plan shall be given in writing and delivered, personally or by first-class mail, postage prepaid, to the Company, the Participant or any other person, as the case may be, at their last known address.
5.9 Headings. Headings or titles at the beginning of articles and sections are for convenience of reference, shall not be considered a part of the Plan, and shall not influence its construction.

5.10 Amendment and Termination. The Company, and only the Company, may alter, amend or terminate the Plan at any time; provided, however, that no amendment to the Plan may alter, impair or reduce the value of a Participant’s annual incentive compensation to the extent earned prior to the effective date of such amendment, without the written consent of such Participant.
5.11 Governing Law. The provisions of the Plan shall be construed and enforced according to the laws of the State of Minnesota to the extent that such laws are not preempted by any applicable federal law.
[Signature page follows.]

     The Company has caused this Plan to be executed by its duly authorized officer effective as of May 5, 2009.

MAKEMUSIC, INC.
/s/ Ronald Raup
Ronald Raup
Chief Executive Officer

[Signature Page to Executive Incentive Compensation Plan]